Exhibit 7.24

Joinder to Agreement of Joint Filing
Educate, Inc.

Each of the undersigned acknowledges and agrees to be bound by that certain Agreement of Joint Filing, dated as of October 2, 2006, executed in connection with the filing of the Schedule 13D related to ownership of securities in Educate, Inc. and filed with the Securities Exchange Commission on October 2, 2006 (the “Schedule 13D”).

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 30th day of January, 2007.

Edge Acquisition, LLC

/s/ Jeffrey H. Cohen		By:	/s/ Lee McGee
Jeffrey H. Cohen		Name:	Lee McGee
		Title:	Vice President
/s/ Kevin E. Shaffer
Kevin E. Shaffer Edge Acquisition Corporation		Citigroup Capital Partners II 2007 Citigroup Investment, L.P.
By: Citigroup Private Equity LP, its general partner
By:	/s/ Lee McGee	By: Citigroup Alternative Investments LLC, its general
Name:	Lee McGee	partner
Title:	Vice President

		By:	/s/ Millie Kim
		Name:	Millie Kim
		Title:	Assistant Secretary

CGI CPE LLC
By: CGI Private Equity LP, LLC, its sole member

		By:	/s/ Millie Kim
		Name:	Millie Kim
		Title:	Director

CGI Private Equity LP, LLC

		By:	/s/ Millie Kim
		Name:	Millie Kim
		Title:	Director

Citicorp Banking Corporation

		By:	/s/ William H. Wolf
		Name:	William H. Wolf
		Title:	Senior Vice President